Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-267564) and in the Registration Statements on Form S-8 (Nos. 333-273420, 333-273414, 333-234085, 333-228649, 333-225839, 333-197704, 333-175781, 333-150643, 333-125293, 333-110020, and 333-100724) of RTX Corporation of our report dated February 3, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 3, 2025